SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                             -----------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): March 8, 2001

                                Ogden Corporation
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               (Exact Name of Registrant as Specified in Charter)

      Delaware                        1-3122                 13-5549268
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(State or Other Jurisdiction     (Commission File           (IRS Employer
      of Incorporation)                Number)             Identification No.)

         Two Pennsylvania Plaza, New York, New York                 10121
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           (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (212) 868-6000

 Not Applicable
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            (Former Name or Former Address, if Changed Since Last Report)

         Item 5.  Other Events.

         On March 8, 2001, Ogden Corporation issued two press releases, copies of which are attached hereto as Exhibit A and Exhibit B.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of business acquired: Not applicable.

(b) Pro forma financial information: Not applicable.

(c) Exhibit: Exhibit A. Press Release of Ogden Corporation, dated March 8, 2001, reporting that Ogden Corporation is changing its name to Covanta Energy Corporation, effective March 14, 2001.

             Exhibit B. Press Release of Ogden Corporation, dated March 8, 2001, reporting that Ogden Corporation's Board of Directors had nominated Craig G. Matthews, Vice Chairman and Chief Operating Officer of KeySpan Corporation, to become a Director of Ogden.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 8, 2001

                                            OGDEN CORPORATION


                                            By:  /s/ Scott G. Mackin
                                                 ------------------------
                                            Name:  Scott G. Mackin
                                            Title: President and Chief
                                                   Executive Officer

                                                                       Exhibit A
                                                                       ---------

[OGDEN LOGO]



                                                   CONTACT: Eric Berman
                                                            Adam Weiner
                                                            David Lilly
                                                   at Kekst and Company
                                                           212-521-4800
                                                                    or:
                                                            Lou Walters
                                                      Ogden Corporation
                                                           973-882-7260

                       OGDEN CORPORATION TO CHANGE NAME TO
                           COVANTA ENERGY CORPORATION

  -- New Name Reflects Company's Transformation to Pure-Play Energy Company --


NEW YORK, March 8, 2001 - Reflecting its transformation to a pure-play energy company, Ogden Corporation (NYSE:OG) today announced in a letter to shareholders that it is changing its corporate name to Covanta Energy Corporation, effective March 14, 2001.

"The name 'Covanta,' symbolizing the 'cooperation' and 'advantages' inherent in the Company's partnership approach to its business, reflects the underlying spirit of the Company: a multi-fuels energy provider building on strong relationships with our clients and partners to create value for our stakeholders," wrote George L. Farr, Ogden's Chairman of the Board, and Scott G. Mackin, the Company's President and Chief Executive Officer. "As Covanta Energy, we will continue to emphasize and build on the values that have helped us to make important and positive changes in our Company over the past year. We will, first and foremost, be an energy company. We will build on our experience of partnering with communities and other businesses; maintaining our commitment to environmental responsibility and the use of renewable resources in addition to our responsible use of more established fuels; and capitalizing on our multi-fuels expertise to provide customized solutions."

Beginning on March 14, 2001, the Company's ticker symbol on the New York Stock Exchange will be "COV." Correspondingly, the Company also announced today that Mr. Mackin and Mr. Farr will ring the opening bell at the New York Stock Exchange on the morning of March 14th.

The change of the Company's name will not affect in any way the validity of currently outstanding stock certificates or bonds. Shareholders and bondholders will not be required to surrender or exchange any stock certificates or bonds that they currently hold.

In addition, on March 14th, the Company will launch its new web site (www.covantaenergy.com) and its new automated telephone information number (1-888-COVANTA, or 888-268-2682), offering additional information about Covanta Energy.

The full text of the letter to shareholders follows:

Dear Shareholder:

         As you know, over the past year, Ogden has undergone a transformation, following a strategy to enhance shareholder value by focusing on its successful energy business. Since that time, we have successfully sold the large majority of our non-strategic Entertainment and Aviation assets - generating approximately $450 million in cash and relieving the Company of approximately $120 million worth of debt obligations. And, we have in place a management team with deep operational, managerial and financial experience in the energy industry.

         Today, the Company is positioned for growth in the dynamic independent power industry in which it has a proven track record of generating clean power from a variety of fuel sources, ranging from coal and natural gas, to geothermal resources, hydro, landfill gas and municipal solid waste, where we operate more large-scale waste-to-energy facilities than any other company in the world. We also provide water and wastewater treatment infrastructure services to communities using an approach to public/private partnerships very similar to that used under our successful waste-to-energy model.

         Your Board of Directors and management believe that changing the name of the Company is a fundamental component of its repositioning. To reflect this transformation, we are very pleased to announce that, after careful consideration, the Company will change its name to Covanta Energy Corporation on March 14, 2001 to better reflect its position as a leading energy company. The name "Covanta," symbolizing the "cooperation" and "advantages" inherent in the Company's partnership approach to its business, reflects the underlying spirit of the Company: a multi-fuels energy provider building on strong relationships with our clients and partners to create value for our stakeholders.

         As Covanta Energy, we will continue to emphasize and build on the values that have helped us to make important and positive changes in our Company over the past year. We will, first and foremost, be an energy company. We will build on our experience of partnering with communities and other businesses; maintaining our commitment to environmental responsibility and the use of renewable resources in addition to our responsible use of more established fuels; and capitalizing on our multi-fuels expertise to provide customized solutions. Our new logo features a starburst across the lettering, which reflects the energy we provide our customers and partners, the energy we bring to our work and our new beginning as a company focused on its energy business.

         Beginning on March 14, 2001, the Company's ticker symbol on the New York Stock Exchange will be "COV." The change of the Company's name will not affect in any way the validity of currently outstanding stock certificates or bonds. Shareholders and bondholders will not be required to surrender or exchange any stock certificates or bonds that they currently hold.

         We thank you for your support during this process. The change of our corporate name will mark yet another step forward in the transformation to an energy company. We look forward to your continued support in the years ahead.

         Sincerely,



         George L. Farr                    Scott Mackin
         Chairman of the Board             President and Chief Executive Officer

                                      * * *

Ogden Corporation is an internationally recognized developer, owner and operator of independent power projects and related infrastructure. The Company's independent power business develops, structures, owns, operates and maintains projects that generate power for sale to utilities and industrial users worldwide. Its waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. The Company also offers single-source design/build/operate capabilities for water and wastewater treatment infrastructures. The Company has announced that it is changing its name to Covanta Energy Corporation, effective March 14, 2001. The Company's new ticker symbol on the New York Stock Exchange will be COV. Additional information about Ogden can be obtained via the Internet at www.ogdencorp.com, or through the Company's automated information system at
(888) 643-3612.

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, expected earnings and future financial performance. Although Ogden believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause Ogden's actual results to differ materially from those contemplated in the forward-looking statements above are discussed in the Company's reports filed with the Securities Exchange Commission.

                                                                       Exhibit B
                                                                       ---------

[OGDEN LOGO]

                                                            CONTACT: Eric Berman
                                                                     Adam Weiner
                                                                     David Lilly
                                                            at Kekst and Company
                                                                    212-521-4800
                                                                            or:
                                                                     Lou Walters
                                                               Ogden Corporation
                                                                    973-882-7260

FOR IMMEDIATE RELEASE

             OGDEN NOMINATES ENERGY INDUSTRY VETERAN CRAIG MATTHEWS
                              TO BOARD OF DIRECTORS

New York, March 8, 2001 - Ogden Corporation (NYSE: OG) today announced that its Board of Directors has nominated Craig G. Matthews, Vice Chairman and Chief Operating Officer of KeySpan Corporation, to become a Director of Ogden. Matthews will stand for election to a full three-year term on the Board of Directors at the Company's 2001 Annual Meeting of Shareholders.

George L. Farr, Chairman of the Board of Directors, said, "Craig brings to Ogden broad experience in the management of a diversified energy company. His understanding of both the financial and the operational aspects of this industry will make him a strong asset to the Board. Craig has a distinguished record in our industry, and we welcome him to Ogden."

Scott G. Mackin, President and Chief Executive Officer of Ogden Corporation, said, "Craig's track record at KeySpan demonstrates his keen understanding of the many sides of the industry, from generation, transmission and distribution to marketing, finance and facility design. I look forward to the benefit of his counsel as we continue our campaign to enhance value for Ogden's shareholders."

Matthews, 57, was named KeySpan's Vice Chairman and appointed to its Board of Directors on March 1, 2001. He had served as President and Chief Operating Officer of KeySpan Corporation, the holding company formed after the 1998 combination of Brooklyn Union and the Long Island Lighting Company, since January 1999. He is also President and Chief Operating Officer of KeySpan Energy Delivery, the fifth largest gas utility in the United States.

Matthews, who joined Brooklyn Union in 1965 as a management trainee, has held several management positions in the corporate planning, financial, marketing, and engineering areas. In 1991, he was named Executive Vice President, with responsibilities for Brooklyn Union's financial, gas supply, information systems, and strategic planning functions, as well as the Company's energy-related investments.

He is a member of the Board of Directors of the American Gas Association, and is a recipient of several of their Distinguished Service Awards. Matthews was founder and Chairman of its Corporate Planning Committee and served as chairman of its Market Research and Finance Committees. He is also a Director of The Houston Exploration Company and President of the Society of Gas Lighting (SOGL).

Matthews holds a Bachelor's degree in Civil Engineering from Rutgers University and a Master's degree in Industrial Management/Finance from Polytechnic University. He served two years in Korea with the U.S. Army as a Company Commander in the Corps of Engineers.

                                      * * *

Ogden Corporation is an internationally recognized developer, owner and operator of independent power projects and related infrastructure. The Company's independent power business develops, structures, owns, operates and maintains projects that generate power for sale to utilities and industrial users worldwide. Its waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. The Company also offers single-source design/build/operate capabilities for water and wastewater treatment infrastructures. The Company has announced that it is changing its name to Covanta Energy Corporation, effective March 14, 2001. The Company's new ticker symbol on the New York Stock Exchange will be COV. Additional information about Ogden can be obtained via the Internet at www.ogdencorp.com, or through the Company's automated information system at
(888) 643-3612.

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